Stratton Mid Cap Value Fund, Inc.

EXHIBIT TO ITEM 77C

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS


A Joint Special Meeting of Shareholders of the Stratton Mid Cap
Value Fund, Inc. (the "Fund was held on October 28, 2015. The following proposal was submitted for a vote of the shareholders of the Fund:

1. An Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Stratton Mid Cap Value Fund to, and the assumption of all of the liabilities of the Stratton Mid Cap Value Fund by, Sterling Capital Funds ("Sterling Funds"), which shall assign such assets and liabilities to the Sterling Capital Stratton Mid Cap Value Fund (an "Acquiring Fund"), a corresponding newly-created series of Sterling Funds, in exchange for the shares of the Sterling Capital Stratton Mid Cap Value Fund, which would be distributed pro rata by the Stratton Mid Cap Value Fund to the holders of its shares in complete liquidation of the Stratton Mid Cap Value Fund.

       With respect to Proposal 1, the following votes were recorded:







       No. of Shares

      Stratton Mid Cap Value Fund, Inc.

      Affirmative
      831,795.732

      Against
      11,658.135

      Abstain
      5,231.016

      Total
      848,684.883



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Stratton Real Estate Fund, Inc.

EXHIBIT TO ITEM 77C

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS


A Joint Special Meeting of Shareholders of the Stratton Real
Estate Fund, Inc. (the "Fund") was held on October 28, 2015.
The following proposal was submitted for a vote of the shareholders of the Fund:

1.	An Agreement and Plan of Reorganization providing for the
transfer of all of the assets of the Stratton Real Estate
Fund to, and the assumption of all of the liabilities of the Stratton Real Estate Fund by, Sterling Capital Funds
("Sterling Funds"), which shall assign such assets and liabilities to the Sterling Capital Stratton Real Estate
Fund (an "Acquiring Fund"), a corresponding newly-created series of Sterling Funds, in exchange for the shares of the Sterling Capital Stratton Real Estate Fund, which would be distributed pro rata by the Stratton Real Estate Fund to the holders of its shares in complete liquidation of the Stratton Real Estate Fund.

       With respect to Proposal 1, the following votes were recorded:







      No. of Shares

      Stratton Real Estate Fund, Inc.

      Affirmative
      1,451,113.493

      Against
      85,220.321

      Abstain
      59,109.288

      Total
      1,595,443.102





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The Stratton Funds, Inc. - Stratton Small Cap Value Fund

EXHIBIT TO ITEM 77C

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS


A Joint Special Meeting of Shareholders of the Stratton Small Cap Value Fund (the "Fund") a separate series of The Stratton Funds, Inc. was held on October 28, 2015. The following proposal was submitted for a vote of the shareholders of the
Fund:

1.	An Agreement and Plan of Reorganization providing for the
transfer of all of the assets of the Stratton Small Cap
Value Fund to, and the assumption of all of the liabilities of the Stratton Small Cap Value Fund by, Sterling Capital
Funds ("Sterling Funds"), which shall assign such assets and liabilities to the Sterling Capital Stratton Small Cap
Value Fund (an "Acquiring Fund"), a corresponding newly-created series of Sterling Funds, in exchange for the shares of the Sterling Capital Stratton Small Cap Value
Fund, which would be distributed pro rata by the Stratton
Small Cap Value Fund to the holders of its shares in complete liquidation of the Stratton Small Cap Value Fund.

       With respect to Proposal 1, the following votes were recorded:







      No. of Shares

      Stratton Small Cap Value Fund

      Affirmative
      11,473,725.371

      Against
      50,768.794

      Abstain
      44,786.968

      Total
      11,569,281.133